Exhibit 99

   National Lampoon, Inc. Appoints Interim Chief Financial Officer

  Company Builds upon Management Team with Appointment of David Kane

    LOS ANGELES--(BUSINESS WIRE)--Dec. 22, 2006--National Lampoon, Inc. (AMEX: NLN), the most widely recognized brand in comedy, today announced the appointment of David Kane as interim Chief Financial Officer. Together with the company's Chief Executive Officer Daniel S. Laikin, and President Bruce Long, Mr. Kane will oversee the finance and administration of all corporate matters of National Lampoon's production, distribution and network operations, and throughout all National Lampoon media and entertainment arms, including National Lampoon films, National Lampoon College, National Lampoon's TogaTV, and the National Lampoon Humor Network. As a consultant he will work with the executive management team to more aggressively implement strategic planning tactics to leverage and expand the National Lampoon brand.

    Speaking on behalf of the company, Mr. Laikin said, "I am pleased to have David join National Lampoon and bring his financial and entertainment industry experience with him. It's exciting to have a team member with his blend of financial savvy, creativity and practicality. His financial skills are an important part of executing our plan."

    Mr. Kane stated, "I am very excited to be a part of the re-energized National Lampoon brand and company. I am looking forward to working with management to help further build and grow increased revenue generation. Mr. Laikin and his team have built and continue to grow a foundation of distribution outlets in a fun and creative way, engaging all areas of media and entertainment. National Lampoon has a rich set of tools on which to build."

    Mr. Kane joins National Lampoon from his financial consulting practice, where since 2000, he has been a financial consultant for entertainment and media companies. His practice focused on developing and executing strategic planning initiatives. Prior to his consulting practice, Kane served as Chief Financial Officer of the Left Bank Organization, a record label and music management company. He also served as the CFO for GreatDomains.com, an internet start-up company which eventually sold to VeriSign. Kane also spent the early part of his career, working with Arthur Anderson & Co., as Director of Finance for Virgin Records and Chief Financial Officer of Focus Affiliates, a publicly held electronics distributor.

    About National Lampoon

    National Lampoon, Inc. is active in a broad array of entertainment segments, including feature films, television programming, interactive entertainment, home video, audio CDs and book publishing. The Company also owns interests in all major National Lampoon properties, including "National Lampoon's Animal House," the "National Lampoon Vacation" series and "National Lampoon's Van Wilder." The National Lampoon Network serves over 600 colleges and universities throughout the United States. The network reaches as many as 4.8 million students, or nearly one in four of all 18-to-24-year-old college students. In addition, the Company operates a humor website, www.nationallampoon.com, on the Internet. The Company has four operating divisions: National Lampoon Network, Entertainment Division, Publishing Division and Licensing Division.

    Forward-Looking Statements

    This press release contains forward-looking statements, which are based on the Company's current expectations, forecasts and assumptions. In some cases forward-looking statements may be identified by forward-looking words like "would," "intend," "hope," "will," "may," "should," "expect," "anticipate," "believe," "estimate," "predict," "continue," or similar words. Forward-looking statements involve risks and uncertainties which could cause actual outcomes and results to differ materially from the Company's expectations, forecasts and assumptions. These risks and uncertainties include risks and uncertainties not in the control of the Company, including, without limitation, the current economic climate in the United States and other risks and uncertainties, including those enumerated and described in the Company's filings with the Securities and Exchange Commission, whose filings are available on the SEC's website at Sec.com. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: National Lampoon, Inc.
             Daniel S. Laikin, 310-474-5252